FICO Announces Earnings of $1.64 per Share for Fourth Quarter Fiscal 2018

Revenues of $280 million vs. $253 million in prior year

SAN JOSE, Calif., Nov. 1, 2018 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its fourth fiscal quarter ended September 30, 2018.

Fourth Quarter Fiscal 2018 GAAP Results
Net income for the quarter totaled $50.5 million, or $1.64 per share, versus $40.0 million, or $1.25 per share, reported in the prior year period.

The current quarter net income includes a pretax non-operating gain of $10.0 million, or $0.23 per share after tax, related to the divestiture of a minority interest investment. In addition, the company recorded an additional charge of $6.8 million, or $0.22 per share, related to the Tax Cuts and Jobs Act. The charge encompasses the impact of recently issued tax reform guidance.

Net cash provided by operating activities for the quarter was $60.0 million versus $54.2 million in the prior year period.

Fourth Quarter Fiscal 2018 Non-GAAP Results
Non-GAAP Net Income for the quarter was $57.9 million versus $52.7 million in the prior year period. Non-GAAP EPS for the quarter was $1.89 versus $1.65 in the prior year period. Free cash flow for the quarter was $52.9 million versus $49.2 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2018 GAAP Revenues
The company reported revenues of $279.8 million for the quarter as compared to $253.2 million reported in the prior year period.

"We had a strong finish to our best year ever," said Will Lansing, chief executive officer. "We delivered double-digit revenue and earnings growth, and are expanding our recurring cloud revenue."

Revenues for the fourth quarter of fiscal 2018 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $155.9 million in the fourth quarter, compared to $150.3 million in the prior year quarter, up 4% from the prior year, primarily due to increased transactional revenue in Customer Communication Services and Customer Management Solutions; as well as increased license sales in Banking Fraud Solutions.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, as well as its business-to-consumer (B2C) service, were $92.7 million in the fourth quarter, compared to $72.0 million in the prior year quarter, an increase of 29%. B2B revenue increased 38% and B2C revenue increased 12% from the prior year quarter.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $31.2 million in the fourth quarter, flat with the prior year quarter.

Outlook
The company is providing guidance for fiscal 2019 of approximately:

Fiscal 2019 Guidance*
Revenues	$1.125 billion
GAAP Net Income	$168 million
GAAP EPS	$5.53
Non GAAP Net Income	$209 million
Non GAAP EPS	$6.88

* Fiscal 2019 Guidance includes excess tax benefits associated with stock compensation of $25.0 million, or $0.82 per share.

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2018 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through November 1, 2019.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2017 and subsequent quarterly reports on Form 10-Q. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2018	2017
ASSETS:
Current assets:
Cash and cash equivalents	$ 90,023	$ 105,618
Accounts receivable, net	208,865	168,586
Prepaid expenses and other current assets	39,624	36,727
Total current assets	338,512	310,931

Marketable securities and investments	19,756	25,515
Property and equipment, net	48,837	40,703
Goodwill and intangible assets, net	815,426	825,599
Other assets	32,548	52,872
	$ 1,255,079	$ 1,255,620

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 50,708	$ 51,614
Accrued compensation and employee benefits	84,292	77,610
Deferred revenue	52,215	55,431
Current maturities on debt	235,000	142,000
Total current liabilities	422,215	326,655

Long-term debt	528,944	462,801
Other liabilities	40,183	39,627
Total liabilities	991,342	829,083

Stockholders' equity	263,737	426,537
	$ 1,255,079	$ 1,255,620

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenues:
Transactional and maintenance	$ 200,711	$ 171,056	$ 766,059	$ 652,660
Professional services	44,891	50,871	176,804	179,569
License	34,189	31,278	89,612	99,940
Total revenues	279,791	253,205	1,032,475	932,169

Operating expenses:
Cost of revenues	79,431	75,202	310,699	287,123
Research & development	34,407	30,226	128,383	110,870
Selling, general and administrative	94,324	84,262	380,362	339,796
Amortization of intangible assets	1,551	2,712	6,594	12,709
Restructuring and acquisition-related	-	-	-	4,471
Total operating expenses	209,713	192,402	826,038	754,969
Operating income	70,078	60,803	206,437	177,200
Other expense, net	1,432	(6,601)	(18,427)	(25,876)
Income before income taxes	71,510	54,202	188,010	151,324
Provision for income taxes	21,030	14,158	45,595	23,068
Net income	$ 50,480	$ 40,044	$ 142,415	$ 128,256

Basic earnings per share:	$ 1.74	$ 1.31	$ 4.79	$ 4.16
Diluted earnings per share:	$ 1.64	$ 1.25	$ 4.57	$ 3.98

Shares used in computing earnings per share:
Basic	29,077	30,534	29,711	30,862
Diluted	30,702	31,963	31,180	32,245

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income	$ 142,415	$ 128,256
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	30,182	36,214
Share-based compensation	74,814	61,222
Changes in operating assets and liabilities	(39,493)	4,347
Other, net	15,134	(4,395)
Net cash provided by operating activities	223,052	225,644

Cash flows from investing activities:
Purchases of property and equipment	(31,299)	(19,828)
Net activity from marketable securities	(2,820)	-
Other, net	20,000	(777)
Net cash used in investing activities	(14,119)	(20,605)

Cash flows from financing activities:
Proceeds from revolving line of credit	427,000	190,000
Payments on revolving line of credit	(531,000)	(84,000)
Proceeds from issuance of senior notes	400,000	-
Payment on senior notes	(131,000)	(72,000)
Proceeds from issuances of common stock	11,023	14,474
Taxes paid related to net share settlement of equity awards	(44,205)	(40,232)
Repurchases of common stock	(342,596)	(187,629)
Other, net	(7,849)	(1,238)
Net cash used in financing activities	(218,627)	(180,625)

Effect of exchange rate changes on cash	(5,901)	5,278

Increase (decrease) in cash and cash equivalents	(15,595)	29,692
Cash and cash equivalents, beginning of year	105,618	75,926
Cash and cash equivalents, end of year	$ 90,023	$ 105,618

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2018	2017	2018	2017

Applications revenues:
Transactional and maintenance	$ 96,668	$ 90,524	$ 381,109	$ 348,861
Professional services	35,366	38,886	142,908	141,857
License	23,811	20,873	61,554	62,449
Total Applications revenues	$ 155,845	$ 150,283	$ 585,571	$ 553,167

Scores revenues:
Transactional and maintenance	$ 91,596	$ 69,524	$ 337,530	$ 259,780
Professional services	286	847	1,751	2,849
License	836	1,654	3,367	3,725
Total Scores revenues	$ 92,718	$ 72,025	$ 342,648	$ 266,354

Decision Management Software revenues:
Transactional and maintenance	$ 12,447	$ 11,008	$ 47,420	$ 44,019
Professional services	9,239	11,138	32,145	34,863
License	9,542	8,751	24,691	33,766
Total Decision Management Software revenues	$ 31,228	$ 30,897	$ 104,256	$ 112,648

Total revenues:
Transactional and maintenance	$ 200,711	$ 171,056	$ 766,059	$ 652,660
Professional services	44,891	50,871	176,804	179,569
License	34,189	31,278	89,612	99,940
Total revenues	$ 279,791	$ 253,205	$ 1,032,475	$ 932,169

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP net income	$ 50,480	$ 40,044	$ 142,415	$ 128,256
Amortization of intangible assets	1,551	2,712	6,594	12,709
Restructuring and acquisition-related	-	-	-	4,471
Stock-based compensation expense	20,183	17,676	74,813	61,222
Realized gain on cost-method investment	(10,000)	-	(10,000)	-
Income tax adjustments	(3,503)	(6,515)	(18,860)	(24,316)
Excess tax benefit	(7,556)	(1,198)	(22,253)	(24,746)
Tax Cuts and Jobs Act	6,774	-	21,614	-
Non-GAAP net income	$ 57,929	$ 52,719	$ 194,323	$ 157,596

GAAP diluted earnings per share	$ 1.64	$ 1.25	$ 4.57	$ 3.98
Amortization of intangible assets	0.05	0.08	0.21	0.39
Restructuring and acquisition-related	-	-	-	0.14
Stock-based compensation expense	0.66	0.55	2.40	1.90
Realized gain on cost-method investment	(0.33)	-	(0.32)	-
Income tax adjustments	(0.11)	(0.20)	(0.60)	(0.75)
Excess tax benefit	(0.25)	(0.04)	(0.71)	(0.77)
Tax Cuts and Jobs Act	0.22	-	0.69	-
Non-GAAP diluted earnings per share	$ 1.89	$ 1.65	$ 6.23	$ 4.89

Free cash flow
Net cash provided by operating activities	$ 59,963	$ 54,221	$ 223,052	$ 225,644
Capital expenditures	(7,079)	(5,036)	(31,299)	(19,828)
Dividends paid	-	-	-	(1,238)
Free cash flow	$ 52,884	$ 49,185	$ 191,753	$ 204,578

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2019 Guidance

GAAP net income	$ 168
Amortization of intangible assets	6
Stock-based compensation expense	85
Income tax adjustments	(25)
Excess tax benefit	(25)
Non-GAAP net income	$ 209

GAAP diluted earnings per share	$ 5.53
Amortization of intangible assets	0.20
Stock-based compensation expense	2.79
Income tax adjustments	(0.81)
Excess tax benefit	(0.82)
Non-GAAP diluted earnings per share	$ 6.88

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com; Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com